Execution Version

AMENDED AND RESTATED
CONTINUING AND UNCONDITIONAL GUARANTY
THIS AMENDED AND RESTATED CONTINUING AND UNCONDITIONAL GUARANTY (this “Guaranty”), dated as of November 30, 2015, is being entered into among EACH OF THE UNDERSIGNED AND EACH OTHER PERSON WHO SHALL BECOME A PARTY HERETO BY EXECUTION OF A GUARANTY JOINDER (each a “Guarantor” and collectively the “Guarantors”) and BANK OF AMERICA, N.A., as Lender (as defined in the Credit Agreement referenced below; in such capacity, the “Bank”) on behalf of the Secured Parties (as defined in the Credit Agreement referenced below). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

RECITALS:

A.    The Borrower and Bank of America, N.A., as lender (the “Existing Lender”), are parties to that certain Loan Agreement dated as of July 1, 2008 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), pursuant to which Bank of America, N.A. originally agreed to provide the Borrower with a senior credit facility, including a term loan facility, a revolving credit facility and a letter of credit subfacility;

B.    Pursuant to the Existing Credit Agreement, (i) Kona Brewing Co., LLC, a Hawaii limited liability company, entered into that certain Continuing and Unconditional Guaranty dated as of October 1, 2010 with the Borrower in favor of the Existing Lender (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Kona I Existing Guaranty”) and (ii) Kona Brewery LLC, a Hawaii limited liability company, entered into that certain Continuing and Unconditional Guaranty dated as of October 1, 2010 with the Borrower in favor of the Existing Lender (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Kona II Existing Guaranty”; the Kona I Existing Guaranty and the Kona II Existing Guaranty, together, the “Existing Guaranty”);

C.    The Loan Parties have requested that the Existing Credit Agreement be amended and restated to, among other things, increase the revolving credit facility, provide for periodic reductions in commitments thereunder and extend the maturity thereof, and reduce the term loan facility and extend the maturity thereof, and make certain other amendments to the Existing Credit Agreement (the “Restatement”) pursuant to the terms of that certain Amended and Restated Credit Agreement dated as of November 30, 2015, among the Borrower, the other Loan Parties (as defined therein) party thereto and the Bank (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

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D.    Each Guarantor is, directly or indirectly, a Subsidiary of the Borrower and will materially benefit from the Loans made and to be made, and the Letters of Credit issued and to be issued, under the Credit Agreement; and

E.    Each Guarantor is required to enter into this Guaranty as a condition precedent to the effectiveness of the Restatement and the making of Credit Extensions under the Credit Agreement.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.The Guaranty. For valuable consideration, each Guarantor hereby absolutely and unconditionally, jointly and severally, guarantees, as primary obligor and as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Secured Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrower to the Secured Parties, arising hereunder or under any other Loan Document, any Secured Cash Management Agreement or any Secured Hedge Agreement (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Bank in connection with the collection or enforcement thereof) (for each Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided that the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor. The Bank’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Secured Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Secured Obligations or any instrument or agreement evidencing any Secured Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Secured Obligations which might otherwise constitute a defense to the obligations of the Guarantors, or any of them, under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. The liability of each Guarantor is continuing and relates to any Indebtedness, including that arising under successive transactions which shall either continue the Indebtedness or from time to time renew it after it has been satisfied. This Guaranty is cumulative and does not supersede any other outstanding guaranties, and the liability of each Guarantor under this Guaranty is exclusive of such Guarantor’s liability under any other guaranties signed by such Guarantor. Each Guarantor’s liability hereunder shall not exceed at any one time the largest amount during the period commencing with Guarantor’s execution of this Guaranty and thereafter that would not render such Guarantor’s

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obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any applicable state law. This Guaranty amends and restates in its entirety the Existing Guaranty. The parties intend, by the execution of this Guaranty, that this Guaranty will not constitute or effectuate a novation of the obligations created and evidenced by the Existing Guaranty and the Existing Credit Agreement.
2.    Interpretation. All references to actions taken by, items or information received by, or rights, obligations and entitlements of, the “Bank” hereunder, or to any similar matters, shall mean “Bank (on behalf of the Secured Parties)” or “Bank (for the benefit of the Secured Parties)”, as the context may require.
3.    Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Secured Obligations and the obligations of any other guarantor, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against the Borrower or any other guarantor or whether or not the Borrower or any other guarantor be joined in any such action or actions. Anyone executing this Guaranty shall be bound by its terms without regard to execution by anyone else.
4.    Rights of the Secured Parties. Each Guarantor authorizes the Secured Parties, without notice or demand and without affecting its liability hereunder, from time to time to:
(a)    renew, compromise, extend, accelerate, or otherwise change the time for payment, or otherwise change the terms, of the Secured Obligations or any part thereof, including increase or decrease of the rate of interest thereon, or otherwise change the terms of any Loan Documents;
(b)    receive and hold security for the payment of this Guaranty or any Secured Obligations and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security;
(c)    apply such security and direct the order or manner of sale thereof as the Secured Parties in their discretion may determine;
(d)    release or substitute any Guarantor or any one or more of any endorsers or other guarantors of any of the Secured Obligations; and
(e)    permit the Secured Obligations to exceed Guarantor’s liability under this Guaranty, and each Guarantor agrees that any amounts received by the Secured Parties from any source other than such Guarantor shall be deemed to be applied first to any portion of the Indebtedness not guaranteed by such Guarantor.

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5.    Guaranty to be Absolute. This Guaranty is a continuing and irrevocable guaranty of all Secured Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date. Each Guarantor agrees that until all of the Secured Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments and the Facility are terminated, no Guarantor shall not be released by or because of the taking, or failure to take, any action that might in any manner or to any extent vary the risks of any Guarantor under this Guaranty or that, but for this paragraph, might discharge or otherwise reduce, limit, or modify any Guarantor’s obligations under this Guaranty. Each Guarantor waives and surrenders any defense to any liability under this Guaranty based upon any such action, including but not limited to any action of the Secured Parties described in the immediately preceding paragraph of this Guaranty. It is the express purpose and intent of the parties hereto that this Guaranty Agreement and the Guarantors’ Obligations hereunder and under each Guaranty Joinder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.
6.    Guarantor’s Waivers of Certain Rights and Certain Defenses. Each Guarantor waives:
(a)    any right to require the Bank to proceed against the Borrower or any other Loan Party, proceed against or exhaust any security for the Secured Obligations, or pursue any other remedy in the Bank’s power whatsoever;
(b)    any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower or any other Loan Party;
(c)    any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower or any other Loan Party;
(d)    the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; and
(e)    to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties.
No provision or waiver in this Guaranty shall be construed as limiting the generality of any other waiver contained in this Guaranty.
7.    Waiver of Subrogation. Until the Secured Obligations have been paid in full and the Commitments and the Facility have been terminated, even though the Secured Obligations may be

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in excess of such Guarantor’s liability hereunder, each Guarantor waives to the extent permitted by applicable law any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory, or otherwise) including, without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, arising from the existence or performance of this Guaranty, and each Guarantor waives to the extent permitted by applicable law any right to enforce any remedy that any Secured Party now has or may hereafter have against the Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by any Secured Party.
8.    Waiver of Notices. Each Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of intent to accelerate, notices of acceleration, notices of any suit or any other action against the Borrower or any other person, any other notices to any party liable on any Loan Document (including such Guarantor), notices of acceptance of this Guaranty, notices of the existence, creation, or incurring of new or additional Secured Obligations to which this Guaranty applies or any other Secured Obligations of the Borrower to the Secured Parties, and notices of any fact that might increase such Guarantor’s risk.
9.    [Reserved].
10.    Subordination. Any obligations of the Borrower to any Guarantor, now or hereafter existing, including but not limited to any obligations to any Guarantor as subrogee of the Secured Parties or resulting from any Guarantor’s performance under this Guaranty, are hereby subordinated to the Secured Obligations. In addition to each Guarantor’s waiver of any right of subrogation as set forth in this Guaranty with respect to any obligations of the Borrower to such Guarantor as subrogee of the Secured Parties, each Guarantor agrees that, if any Secured Party so requests, each Guarantor shall not demand, take, or receive from the Borrower, by setoff or in any other manner, payment of any other obligations of the Borrower to such Guarantor until the Secured Obligations has been paid in full and any commitments of the Secured Parties or facilities provided by the Secured Parties with respect to the Secured Obligations have been terminated. If any payments are received by any Guarantor in violation of such waiver or agreement, such payments shall be received by such Guarantor as trustee for the Secured Parties and shall be paid over to the Bank and on account of the Secured Obligations, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty. Any security interest, lien, or other encumbrance that such Guarantor may now or hereafter have on any property of the Borrower is hereby subordinated to any security interest, lien, or other encumbrance that the Secured Parties may have on any such property.
11.    Revocation of Guaranty.

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(a)    This Guaranty may be revoked at any time by any Guarantor in respect to future transactions. Such revocation shall be effective upon actual receipt by the Bank, at the address shown below or at such other address as may have been provided to each Guarantor by the Bank, of written notice of revocation. Revocation shall not affect any Guarantor’s obligations or any Secured Party’s rights with respect to transactions committed or entered into prior to the Bank’s receipt of such notice, regardless of whether or not the Secured Obligations related to such transactions, before or after revocation, has been incurred, renewed, compromised, extended, accelerated, or otherwise changed as to any of its terms, including time for payment or increase or decrease of the rate of interest thereon, and regardless of any other act or omission of the Secured Parties authorized hereunder. Revocation by any Guarantor shall not affect any obligations of any other guarantor.
(b)    In the event of the death of a Guarantor, the liability of the estate of the deceased Guarantor shall continue in full force and effect as to (i) the Secured Obligations existing at the date of death, and any renewals or extensions thereof, and (ii) loans or advances made to or for the account of the Borrower after the date of the death of the deceased Guarantor pursuant to a commitment made by the Secured Parties to the Borrower prior to the date of such death. As to all surviving Guarantors, this Guaranty shall continue in full force and effect after the death of a Guarantor, not only as to the Secured Obligations existing at that time, but also as to the Secured Obligations thereafter incurred by the Borrower to the Secured Parties.
(c)    Each Guarantor acknowledges and agrees that this Guaranty may be revoked only in accordance with the foregoing provisions of this paragraph and shall not be revoked simply as a result of any change in name, location, or composition or structure of the Borrower, the dissolution of the Borrower, or the termination, increase, decrease, or other change of any personnel or owners of the Borrower.
12.    Reinstatement of Guaranty. If this Guaranty is revoked, returned, or canceled, and subsequently any payment or transfer of any interest in property by the Borrower to the Bank is rescinded or must be returned by the Secured Parties to the Borrower for any reason, or is repaid by any Secured Party in whole or in part in good faith settlement of any pending or threatened avoidance claim, this Guaranty shall be reinstated with respect to any such payment or transfer, regardless of any such prior revocation, return, or cancellation.
13.    Stay of Acceleration. In the event that acceleration of the time for payment of any of the Secured Obligations is stayed, upon the insolvency, the Bankruptcy, or reorganization of the Borrower, any Guarantor or otherwise, such amounts shall nonetheless be payable by each Guarantor, jointly and severally, immediately upon demand by the Bank.
14.    No Setoff or Deductions: Taxes.

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(a)    Each Guarantor represents and warrants that it is organized and resident in the United States of America. All payments by each Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes. If any Guarantor must make a payment under this Guaranty, such Guarantor represents and warrants that it will make the payment from one of its U.S. resident offices to the Bank so that no withholding tax is imposed on the payment. Notwithstanding the foregoing, if any Guarantor makes a payment under this Guaranty to which withholding tax applies or if any taxes (other than taxes on net income (i) imposed by the country or any subdivision of the country in which the Bank’s principal office or actual lending office is located and (ii) measured by the United States taxable income the Bank would have received if all payments under or in respect of this Guaranty were exempt from taxes levied by such Guarantor’s country) are at any time imposed on any payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this paragraph, such Guarantor shall pay all such taxes to the relevant authority in accordance with applicable law such that the Bank receives the sum it would have received had no such deduction or withholding been made (or, if such Guarantor cannot legally comply with the foregoing, such Guarantor shall pay to the Bank such additional amounts as will result in the Bank receiving the sum it would have received had no such deduction or withholding been made). Further, each such Guarantor shall also pay to the Bank, on demand, all additional amounts that the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such taxes had not been imposed.
(b)    Each Guarantor shall promptly provide the Bank with an original receipt or certified copy issued by the relevant authority evidencing the payment of any such amount required to be deducted or withheld.
15.    Information Relating to the Borrower. Each Guarantor acknowledges and agrees that it has made such independent examination, review, and investigation of the Loan Documents as such Guarantor deems necessary and appropriate, including, without limitation, any covenants pertaining to such Guarantor contained therein, and shall have sole responsibility to obtain from the Borrower any information required by such Guarantor about any modifications thereto. Each Guarantor further acknowledges and agrees that it shall have the sole responsibility for, and has adequate means of, obtaining from the Borrower such information concerning the Borrower’s financial condition or business operations as such Guarantor may require, and that the Secured Parties have no duty, and such Guarantor is not relying on the Secured Parties, at any time to disclose to such Guarantor any information relating to the business operations or financial condition of the Borrower.
16.    The Borrower’s Authorization. Where the Borrower is a corporation, partnership, or limited liability company, it is not necessary for the Secured Parties to inquire into the powers

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of the Borrower or of the officers, directors, partners, members, managers, or agents acting or purporting to act on its behalf, and any Secured Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder, subject to any limitations on any Guarantor’s liability set forth herein.
17.    Guarantor Information to Credit Bureaus. Each Guarantor authorizes the Secured Parties to verify or check any information given by or on behalf of such Guarantor to the Secured Parties, check such Guarantor’s credit references, and obtain credit reports. Each Guarantor agrees that the Secured Parties shall have the right at all times to disclose and report to credit reporting agencies and credit rating agencies such information pertaining to the Secured Obligations and/or such Guarantor as is consistent with the Secured Parties’ policies and practices from time to time in effect
18.    Change of Status. Any Guarantor that is a business entity shall not enter into any consolidation, merger, or other combination unless such Guarantor is the surviving business entity. Further, no Guarantor shall change its legal structure except as may be in accordance with the provisions of the Credit Agreement.
19.    Remedies. If any Guarantor fails to fulfill its duty to pay all Secured Obligations guaranteed hereunder, the Bank shall have all of the remedies of a creditor and, to the extent applicable, of a secured party, under all applicable law and in accordance with the provisions of the Credit Agreement. Without limiting the foregoing to the extent permitted by law, the Bank may, at its option and without notice or demand:
(a)    declare any Secured Obligations due and payable at once;
(b)    take possession of any collateral pledged by the Borrower or any Guarantor, wherever located, and sell, resell, assign, transfer, and deliver all or any part of the collateral at any public or private sale or otherwise dispose of any or all of the collateral in its then condition, for cash or on credit or for future delivery, and in connection therewith the Bank may impose reasonable conditions upon any such sale. Further, the Bank, unless prohibited by law the provisions of which cannot be waived, may purchase all or any part of the collateral to be sold, free from and discharged of all trusts, claims, rights of redemption and equities of the Borrower or any Guarantor whatsoever. Each Guarantor acknowledges and agrees that the sale of any collateral through any nationally recognized broker-dealer, investment the Banker, or any other method common in the securities industry shall be deemed a commercially reasonable sale under the Uniform Commercial Code or any other equivalent statute or federal law, and expressly waives notice thereof except as provided herein; and
(c)    set off against any or all liabilities of any Guarantor all money owed by the Bank or any of its agents or affiliates in any capacity to such Guarantor, whether or not due,

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and also set off against all other liabilities of such Guarantor to the Bank all money owed by the Bank in any capacity to such Guarantor. If exercised by the Bank, the Bank shall be deemed to have exercised such right of setoff and to have made a charge against any such money immediately upon the occurrence of such default although made or entered on the books subsequent thereto.
20.    Incorporation by Reference. Sections 1.02, 9.01, 9.02, 9.04, 9.06, 9.10, 9.13 and 9.14 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if fully set forth herein.
21.    Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time this Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 21 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 21 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section 21 to constitute, and this Section 21 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.
22.    Joinder.    Each Person that shall at any time execute and deliver to the Bank a Guaranty Joinder pursuant to Section 6.13 of the Credit Agreement shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Guarantor and shall have thereupon pursuant to Section 1 hereof, absolutely and unconditionally, jointly and severally guarantees, as primary obligor and as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Secured Obligations, and all references herein and in the other Loan Documents to “the Guarantors” or to the parties to this Guaranty shall be deemed to include such Person as a Guarantor hereunder, and all references herein to “this Guaranty” or within the Credit Agreement to “the Guaranty” shall mean this Guaranty collectively with, and as supplemented by, each Guaranty Joinder.
23.    Statutory Notice. Under Oregon law, most agreements, promises and commitments made by the Secured Parties concerning loans and other credit extensions which are not for personal,

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family or household purposes or secured solely by the Borrower’s or any Guarantor’s residence must be in writing, express consideration and be signed by such Loan Party to be enforceable.
24.    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

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IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed as of the date first above written.

KONA BREWERY LLC, as a Guarantor

By: /s/ Andrew J. Thomas
Name:    Andrew J. Thomas
Title:    Manager

Craft Brew Alliance, Inc.
Amended and Restated Continuing and Unconditional Guaranty

KONA BREWING CO., LLC, as a Guarantor

By: /s/ Andrew J. Thomas
Name:    Andrew J. Thomas
Title:    Manager

Craft Brew Alliance, Inc.
Amended and Restated Continuing and Unconditional Guaranty

ACKNOWLEDGED AND ACCEPTED: BANK OF AMERICA, N.A., as the Bank By: /s/ Michael Snook Name: Michael Snook Title: Senior Vice President

Craft Brew Alliance, Inc.
Amended and Restated Continuing and Unconditional Guaranty